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EXHIBIT 2.4

                                   71270 CORP.


                       GENERAL ASSIGNMENT AND BILL OF SALE
               FOR CERTAIN ASSETS OF SEAWEST FINANCIAL CORPORATION



                                  APRIL 2, 2004


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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I             ASSIGNMENT OF ASSETS....................................2

         1.1      Incorporation by Reference..................................2

         1.2      Assignment..................................................2

         1.3      No Assumed Liabilities......................................2

         1.4      Further Assurances..........................................2

ARTICLE II            REPRESENTATIONS AND WARRANTIES OF SELLER................3

         2.1      Organization and Authority..................................3

         2.2      No Violations or Conflicts..................................3

         2.3      No Consents or Approvals of Governmental Authorities........3

         2.4      Title to Assets.............................................4

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF BUYER.................4

         3.1      Organization and Authority..................................4

         3.2      No Violations or Conflicts..................................4

ARTICLE IV            MISCELLANEOUS...........................................4

         4.1      Notices.....................................................4

         4.2      Entire Agreement............................................5

         4.3      Waiver......................................................5

         4.4      Governing Law...............................................5

         4.5      Severability................................................6

         4.6      Descriptive Headings........................................6

         4.7      Expenses....................................................6

         4.8      Parties in Interest.........................................6

         4.9      Counterparts................................................6

         Exhibit A TRANSFERRED ASSETS.........................................8

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                       GENERAL ASSIGNMENT AND BILL OF SALE

         This General Assignment and Bill of Sale (this "AGREEMENT") is entered into as of April 2, 2004, by 71270 Corp., a Delaware corporation ("BUYER") and SeaWest Financial Corporation, a California corporation ("SELLER").

                                    RECITALS
                                    --------

         WHEREAS, the Seller wishes to sell, and the Purchaser wishes to purchase, all of Seller's rights, title and interest in and to certain assets.

         WHEREAS, the Seller and the Purchaser wish to set forth the terms pursuant to which such assets are to be sold by the Seller to the Purchaser.

         NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:

                                    AGREEMENT
                                    ---------

                                    ARTICLE I
                                    ---------
                              ASSIGNMENT OF ASSETS
                              --------------------

         1.1 INCORPORATION BY REFERENCE. The Recitals set forth above are incorporated by reference into this SECTION 1.1 as if they were set forth in full herein.

         1.2 ASSIGNMENT. For and in consideration of the amount of Seven Hundred and Fifty Thousand Dollars ($750,000.00) paid by Buyer to Seller, or an account or an entity designated by Seller, in immediately available funds, as of or before the execution and delivery hereof, Seller hereby irrevocably sells, transfers, conveys, assigns and delivers to Purchaser, all of Seller's right, title and interest in, to and under all of the assets of Seller set forth on EXHIBIT A hereto (the "TRANSFERRED ASSETS") free and clear of all claims, charges, liens, security interests, encumbrances and restrictions whatsoever (collectively, "CLAIMS").

         1.3 NO ASSUMED LIABILITIES. Buyer is not assuming and shall not be liable for any liabilities, debts or obligations of Seller whatsoever, including, without limitation: liability for payment of accounts payable and any and all other liabilities of Seller; liability for making payments of any kind to employees of Seller, including severance pay obligations and pension liabilities; liabilities under any real estate lease; liability for payroll taxes for employees of Seller; Seller's liabilities for other accrued taxes, including income, sales, real estate, personal property or transfer taxes; any liability arising out of or relating to the provision of services by Seller prior to the date hereof; liability of Seller arising under any environmental laws or in connection with any environmental claim; and any obligations, charges or liabilities of Seller, the existence of which constitutes a breach of any representation, warranty or agreement of Seller contained in this Agreement.

         1.4 FURTHER ASSURANCES. At any time or from time to time after the date hereof, at Purchaser's request and without further consideration, Seller shall execute and deliver to Purchaser such other instruments of sale, transfer,

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conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, all of the Transferred Assets, and, to the full extent permitted by law, to put Purchaser in actual possession and operating control of the Transferred Assets and to assist Purchaser in exercising all rights with respect thereto.

                                   ARTICLE II
                                   ----------
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

         Seller represents and warrants to Buyer that the following representations and warranties are true and correct as of the date hereof. The term "to the best knowledge of Seller," or other similar references to the knowledge of Seller used in this Agreement, shall mean (A) the information contained in the files of Seller, and (B) the knowledge of Frederick Cooper, Kenneth H. Terkel and Jeffrey Fritz, the Company's Chief Executive Officer, Executive Vice President/Secretary and Chief Financial Officer, respectively.

         2.1 ORGANIZATION AND AUTHORITY. Seller is duly organized, validly existing and in good standing under the laws of the State of California and has corporate power necessary to carry on its business as now being conducted. Seller has full authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance or other laws affecting the rights and remedies of creditors generally and general principles of equity.

         2.2 NO VIOLATIONS OR CONFLICTS. The execution and delivery of this Agreement, together with all documents and instruments contemplated herein, the consummation of the transactions contemplated hereby, and the compliance with the terms, conditions and provisions hereof by Seller do not (i) contravene any provisions of the Articles of Incorporation or Bylaws of Seller, (ii) conflict with or result in a breach of or constitute a default (or an event that might, with the passage of time or the giving of notice or both, constitute a default) or give rise to any right to terminate, cancel or accelerate or to any loss of benefit under any of the terms, conditions, or provisions of any lease, indenture, mortgage, loan, or credit agreement or any other agreement or instrument to which Seller is a party or by which Seller or its assets may be bound or affected, (iii) violate or constitute a breach of any decision, judgment, or order of any court or arbitration board or of any governmental department, commission, board, agency, or instrumentality, domestic or foreign, by which Seller is bound or to which Seller is subject or (iv) violate any applicable law, rule, or regulation to which Seller or any of its property is bound.

         2.3 NO CONSENTS OR APPROVALS OF GOVERNMENTAL AUTHORITIES. No consent or approval of, or filing and expiration of a waiting period or a period for disapproval by, any governmental authority is required for Seller to consummate the transactions contemplated by this Agreement.

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         2.4 TITLE TO ASSETS. Seller has good and sufficient title to the
Transferred Assets, free and clear of all Claims (as defined in SECTION 1.2), except the lien of taxes not yet due or payable or being contested in good faith by appropriate proceedings.

                                  ARTICLE III
                                  -----------
                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

         Buyer represents and warrants to Seller that the following representations and warranties are true and correct as of the date hereof:

         3.1 ORGANIZATION AND AUTHORITY. Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to conduct its business and own its properties as now conducted and owned. Buyer has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized, and no other proceedings are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding agreement, enforceable against it in accordance with its terms.

         3.2 NO VIOLATIONS OR CONFLICTS. Neither the execution and delivery of this Agreement by Buyer nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of Buyer, (ii) require any consent, approval, authorization, or permit of, or filing with or notification to, any governmental or regulatory authority, (iii) result in a default (or an event that might, with the passage of time or the giving of notice or both, constitute a default) or give rise to any right to terminate, cancel or accelerate or to any loss of benefit under any of the terms, conditions, or provisions of any note, license, lease, agreement, or other instrument or obligation to which Buyer is a party or by which Buyer or any assets of Buyer may be bound or (iv) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Buyer or any of its assets.

                                   ARTICLE IV
                                   ----------
                                  MISCELLANEOUS
                                  -------------

         4.1 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and either (i) delivered by hand, (ii) made by facsimile transmission, (iii) sent by recognized overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

         If to Buyer:

         71270 Corp.
         16355 Laguna Canyon Road
         Irvine, CA  92618
         Attention:  Charles Bradley, Jr.
         Facsimile:  (949) 450-3951

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         With a copy to:

         Andrews Kurth LLP
         1717 Main Street
         Suite 3700
         Dallas, Texas  75201
         Attention:  Mark Harris
         Facsimile:  (214) 659-4773


         If to Seller:

         SeaWest Financial Corporation
         4800 Airport Plaza Avenue
         Long Beach, California  90815
         Attention:  Frederick Cooper
         Facsimile:  (562) 420-5200

         with a copy to:

         Squire, Sanders & Dempsey L.L.P.
         40 North Central Avenue
         Suite 2700
         Phoenix, Arizona  85004-4498
         Attention:  John M. Welch, Esq.
                     Timothy W. Moser, Esq.
         Facsimile:  (602) 253-8129

All notices, requests, consents and other communications hereunder shall be deemed to have been properly given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

         4.2 ENTIRE AGREEMENT. It is agreed that all offers, statements of intent, understandings and agreements heretofore had among the parties or their affiliates respecting this transaction are merged in this Agreement, which fully and completely expresses the agreement of the parties, and that there are no representations, warranties or agreements, except as specifically set forth or referred to in this Agreement.

         4.3 WAIVER. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any other breach of that or any other provision hereof.

         4.4 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of California, without giving effect to the conflict of law principles thereof.

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         4.5 SEVERABILITY. In the event that any court of competent jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court determines it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall determine any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

         4.6 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         4.7 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Agreement (including without limitation attorneys' and accountants' fees) shall be paid by the party incurring such expenses.

         4.8 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         4.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, which together shall constitute one and the same agreement.

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         IN WITNESS WHEREOF, Buyer and Seller have executed this General
Assignment and Bill of Sale as of the day and year first above written.


                                        BUYER:

                                        71270 corp.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        SELLER:

                                        SEAWEST FINANCIAL CORPORATION

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

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                                    EXHIBIT A
                                    ---------

                               TRANSFERRED ASSETS